CUSIP NO. 204429104	13G	Page 1 7 of 19

Exhibit 99.1

Joint Filing Agreement

February 12, 2016

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Commonwealth Bank of Australia, Colonial Holding Company Limited, Commonwealth Insurance Holdings Limited, Colonial First State Group Limited, First State Investment Management (UK) Limited, First State Investment Managers (Asia) Limited, FSIB Ltd, First State Investments Holdings (Singapore) Ltd, and First State Investments (Singapore) each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Commonwealth Bank of Australia

By:	/s/ Carla Collingwood
Name:	Carla Collingwood
Title:	Company Secretary

Colonial Holding Company Limited

By:	/s/ Warwick Bryan
Name:	Warwick Bryan
Title:	Director

Commonwealth Insurance Holdings Limited

By:	/s/ Warwick Bryan
Name:	Warwick Bryan
Title:	Director

Colonial First State Group Limited

By:	/s/ Andrew Morgan
Name:	Andrew Morgan
Title:	Director

First State Investment Management (UK) Limited

By:	/s/ Gillian Davies
Name:	Gillian Davies
Title:	Secretary

First State Investment Managers (Asia) Limited

By:	/s/ David Dixon
Name:	David Dixon
Title:	Director

CUSIP NO. 204429104	13G	Page 18 of 19

FSIB Ltd

By:	/s/ Michael Stapleton
Name:	Michael Stapleton
Title:	Director

First State Investments Holdings (Singapore) Limited

By:	/s/ Michael Stapleton
Name:	Michael Stapleton
Title:	Director

First State Investments (Singapore)

By:	/s/ Michael Stapleton
Name:	Michael Stapleton
Title:	Director